UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

KALA BIO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38150	27-0604595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue Arlington, MA	02476
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KALA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2026, KALA BIO, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect a 1-for-50 reverse stock split of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock, effective as of 4:05 p.m. (Delaware time) on May 8, 2026 (the “Reverse Stock Split”). As previously reported, the Company held its 2025 annual meeting of stockholders on January 30, 2026 (the “Annual Meeting”), at which Annual Meeting the Company’s stockholders approved the Certificate of Amendment to effect a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-2 to 1-for-100, with such ratio to be determined by the Company’s Board of Directors (the “Board”) and included in a public announcement. The Board determined to effect the Reverse Stock Split at a ratio of 1-for-50 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every fifty (50) shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders that would hold fractional shares as a result of the Reverse Stock Split are entitled to receive a cash payment in lieu of said fractional shares based on the closing price on the Nasdaq Capital Market on May 7, 2026. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 929,491,578 shares to approximately 18,589,832 shares, subject to adjustment for the rounding up of fractional shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 1,500,000,000 shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon the exercise or conversion, as applicable, of outstanding equity awards under the Company’s 2009 Employee, Director and Consultant Equity Incentive Plan, Amended and Restated 2017 Equity Incentive Plan (the “2017 Equity Plan”) and the and Amended and Restated 2017 Employee Stock Purchase Plan (the “2017 Stock Plan”). The number of shares reserved for issuance under the 2017 Equity Plan and 2017 Stock Plan will be proportionately reduced in accordance with the terms of such plans.

The Common Stock will begin trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market on May 11, 2026. The trading symbol for the Common Stock will remain “KALA.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 483119301.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 30, 2026, the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On May 7, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of KALA BIO, Inc.
99.1	Press Release, issued on May 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: May 7, 2026	By:	/s/ Avi Minkowitz
	Name:	Avi Minkowitz
	Title:	Chief Executive Officer

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